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                                 EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Walker Interactive Systems, Inc. on Form S-8 of our report dated February 10, 1999, appearing in the Annual Report on Form 10-K of Walker Interactive Systems, Inc. for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
San Jose, CA

August 18, 1999

                                       8.